Exhibit (11)

                           Drinker Biddle & Reath LLP

                                One Logan Square

                            18th and Cherry Streets

                          Philadelphia, PA 19103-6996

                           Telephone: (215) 988-2700

                           Facsimile: (215) 988-2757

                             www.drinkerbiddle.com

                                October 14, 2003

Armada Funds
760 Moore Road
King of Prussia, PA 19406

Re:      REORGANIZATION OF ARMADA GNMA FUND
         ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Armada Funds, a Massachusetts business trust (the "Trust"), in connection with the proposed acquisition by the Armada U.S. Government Income Fund, a portfolio of the Trust (the "Acquiring Fund"), of the assets and liabilities of the Armada GNMA Fund, another portfolio of the Trust (the "Acquired Fund"), in exchange for shares of the Acquiring Fund. The aforementioned proposed acquisition is referred to herein as the "Reorganization."

         This opinion relates to shares of beneficial interest of the Acquiring Fund (the "Shares") to be issued in the Reorganization, and is furnished in connection with the Trust's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"). The Trust is authorized to issue an unlimited number of shares of the Acquiring Fund.

         We have reviewed the Registration Statement and the Trust's Declaration of Trust, Code of Regulations, certain resolutions adopted by its Board of Trustees and such other legal and factual matters as we have deemed appropriate.

         This opinion is based exclusively on Massachusetts law in reliance on an opinion of Massachusetts counsel previously rendered by Ropes & Gray and the federal law of the United States of America.

         Based upon the foregoing, it is our opinion that upon the prior satisfaction of the conditions contained in the Plan of Reorganization, a copy of which is set forth in the Registration Statement, the Shares, when issued pursuant to the Plan of Reorganization and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable by the Trust.

         We note that under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for the obligations of such trust. However, the Declaration of Trust disclaims shareholder liability for claims against the Trust. The Declaration of Trust further provides that every note, bond, contract, instrument, certificate or other undertaking made or issued by the Trust's trustees or officers shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as trustees or officers and that the obligations of such instrument are not binding upon the Trust's shareholders individually but are binding only upon the assets and property of the Trust or a particular series thereof. The Declaration of Trust provides for indemnification, out of the assets of the series of which a shareholder owns or owned Shares, for any and all loss or expense for which the shareholder shall be charged or held personally liable solely by reason of the shareholder's being or having been such a shareholder. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the relevant series itself would be unable to meet its obligations.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the amendment to the Trust's Registration Statement. This does not constitute a consent under section 7 of the Securities Act of 1933, as amended, and in so consenting we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under section 7 or under the rules and regulations of the Securities and Exchange Commission issued thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

                                                  Very truly yours,

                                                  /s/ Drinker Biddle & Reath LLP
                                                  ------------------------------
                                                  DRINKER BIDDLE & REATH LLP

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